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AMENDMENT #2 TO THE INDEPENDENT CONTRACTOR CONSULTANCY
AGREEMENT

        This Amendment #2 to the Independent Contractor Consultancy Agreement (the "Consultancy Agreement") and the Amendment to the Independent Contractor Consultancy Agreement is made and entered into this 7th day of January 2002, by and between Ross Stores, Inc. (the "Company") and Norman A. Ferber (the "Contractor"). The Company and the Contractor previously entered into an Independent Contractor Consultancy Agreement that became effective February 1, 2000 and continued in effect until January 31, 2001. By the amendment dated January 9, 2001, the original Consultancy Agreement was extended until January 31, 2002. It is now the intention of the Company and the Contractor to further amend these agreements as set forth below. Accordingly, the Company and the Contractor now amend the Consultancy Agreement as follows:

  A.    Amendments.

    Paragraph 8.1, will be amended in its entirety to read as follows:

          8.1    Term.    This 2nd Amendment is effective as of February 1, 2002 ("Effective Date") and will continue until January 31, 2003 ("Consultancy Termination Date"). This Agreement is renewable upon the mutual consent of both parties. The terms of such renewal must be in writing and signed by both Company and Contractor.

    Paragraph 9.5, will be amended in its entirety to read as follows:

          9.5    Entire Agreement.    This 2nd Amendment to the Independent Contractor Consultancy Agreement, the Amendment to the Independent Contractor Consultancy Agreement effective February 1, 2001 and the Independent Contractor Consultancy Agreement effective February 1, 2000 constitute the entire agreement between the parties relating to this subject matter and all prior or contemporaneous oral or written agreements concerning such subject matter, including relevant terms from the parties prior Amended and Restated Employment Agreement and subsequent amendments. The terms of the 2nd Amendment to the Independent Contractor Consultancy Agreement and the surviving terms of the Independent Contractor Consultancy Agreement and Amendment to the Independent Contractor Consultancy Agreement will govern all services undertaken by Contractor for Company beginning February 1, 2002 and continuing until January 31, 2003, unless otherwise agreed in writing by the parties.

  B.    No Other Modifications.

          Except as modified by this Agreement, the Independent Contractor Consultancy Agreement that became effective February 1, 2000 and the Amendment to the Independent Contractor Consultancy Agreement that became effective February 1, 2001 shall remain in force and effect during the term of this Amendment.

        IN WITNESS WHEREOF, the parties have executed this Amendment on the date(s) shown below.

Company:		Contractor:
Ross Stores, Inc.		Norman A. Ferber
By:	/s/Michael Balmuth	By:	/s/Norman A. Ferber
Name:	Michael Balmuth	Title:	Chairman of the Board
Title:	Vice Chairman, CEO	Date:	January 7, 2002
Date:	January 14, 2002

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AMENDMENT #2 TO THE INDEPENDENT CONTRACTOR CONSULTANCY AGREEMENT